Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ondas Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	—		(1)		(1)		(1)		(1)		(1)	—	—	—	—
	Equity	Preferred Stock, $0.0001 par value per share	—		(1)		(1)		(1)		(1)		(1)	—	—	—	—
	Debt	Debt Securities	—		(1)		(1)		(1)		(1)		(1)	—	—	—	—
	Other	Warrants	—		(1)		(1)		(1)		(1)		(1)	—	—	—	—
	Other	Units(2)	—		(1)		(1)		(1)		(1)		(1)	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(1)		(1)	$25,000,000	(1)(3)	0.00014760		$3,690.00		—	—	—	—
Fees Previously paid	—	—	—	—		—		—		—		—		—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)		(3)									S-3	333-252571	February 5, 2021
	Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)		(3)									S-3	333-252571	February 5, 2021
	Debt	Debt Securities	415(a)(6)		(3)									S-3	333-252571	February 5, 2021
	Other	Warrants	415(a)(6)		(3)									S-3	333-252571	February 5, 2021
	Other	Units(2)	415(a)(6)		(3)									S-3	333-252571	February 5, 2021
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	415(a)(6)		(3)			$150,000,000	(3)					S-3	333-252571	February 5, 2021	$16,365
	Total Offering Amounts							$175,000,000	(1)(3)			$3,690.00
	Total Fees Previously Paid											—
	Total Fee Offsets											—
	Net Fee Due											$3,690.00

(1)	An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $175,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(3)	The registrant previously paid registration fees in the aggregate of $16,365 with respect to the Registration Statement on Form S-3, as amended (File No. 333-252571), relating to the sale from time to time in one or more offerings of up to $150,000,000 of shares of our common stock, par value $0.0001 (the "Common Stock"); shares of our preferred stock; debt securities; warrants to purchase our Common Stock, preferred stock or debt securities; and units (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the registration fee of $16,365 associated with the Prior Registration Statement hereby applied to offset the registration fees associated with this Registration Statement, registering an additional $25,000,000, which we may sell, at any time and from time to time in one or more offerings